                                                                     EXHIBIT 3.2


                             ARTICLES OF AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          ENDEAVOR TECHNOLOGIES, INC.


                                      I.

     The name of the corporation is "ENDEAVOR TECHNOLOGIES, INC." (the "Corporation").

                                      II.

     Effective the date hereof, Article One of the Amended and Restated Articles of Incorporation of the Corporation is amended by deleting Article One in its entirety and substituting therefor the following:

     "The name of the corporation is WebMD, Inc."

                                     III.

     The amendment contained herein was duly adopted at a meeting of the Board of Directors held on August 16, 1998. Pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, shareholder action with respect to the amendment was not required.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 17th day of August, 1998.


                                        ENDEAVOR TECHNOLOGIES, INC.


                                        By:  /s/ W. Michael Heekin
                                           -------------------------------------
                                           Its:  Chief Operating Officer
                                               ---------------------------------

                             CERTIFICATE REGARDING
                          REQUEST FOR PUBLICATION OF
                      NOTICE OF CHANGE OF CORPORATE NAME

     The undersigned officer of ENDEAVOR TECHNOLOGIES, INC. (the "Corporation"), a Georgia corporation, does hereby verify that a request for publication of a notice of intent to file articles of amendment to change the name of the Corporation and payment therefor has been made as required by Section 14-2-1006.1 of the Official Code of Georgia Annotated.

     IN WITNESS WHEREOF, the undersigned does hereby set his hand this 17th day of August, 1998.


                                        By:  /s/ W. Michael Heekin
                                           -------------------------------------
                                           Its: Chief Operating Officer
                                                --------------------------------